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                                                                   EXHIBIT 10.32
                            LCC INTERNATIONAL, INC.

                                LETTER AGREEMENT

                         Dated:              , 1996
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Dear ______________:

                 LCC International, Inc., a Delaware corporation (the "Company"), hereby represents to, and agrees with ____________________, an individual residing at the address shown above (the "Indemnitee"), as follows: the Company desires that Indemnitee continue to serve the Company in an Indemnifiable Capacity. Further, the Company desires and intends hereby explicitly to undertake to provide indemnification (as further described herein) against any and all liabilities asserted against Indemnitee by virtue of such service in an Indemnifiable Capacity to the fullest extent permitted by any applicable law. Such indemnification will be in accordance with the terms and conditions of this Letter Agreement.

                 Section 1.       Definitions.  As used in this Letter
Agreement:

                 (a) "Change in Control" shall mean any change in the ownership of a majority of the outstanding shares of common stock of the Company.

                 (b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

                 (c) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of pocket expenses and reasonable compensation for time spent by Indemnitee for which he is otherwise not compensated by the Company) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Letter Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.
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                 (d)      "Final Adverse Determination" shall mean that a
determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 7 hereof and either (i) a final adjudication in a court of competent jurisdiction pursuant to Section 10(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a court of competent jurisdiction pursuant to Section 10(a) during the Indemnification Period (as defined below).

                 (e) "Indemnifiable Capacity" shall mean that a person is or was a director and/or executive officer of the Company, or, while serving the Company in such position, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise.

                 (f) "Independent Legal Counsel" shall mean a law firm or a member of a law firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation as to which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (iii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Letter Agreement.

                 (g) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

                 (h) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

                 Section 2. Services by Indemnitee. Indemnitee agrees to serve in an Indemnifiable Capacity so long as he is duly appointed in accordance with the applicable provisions of the Certificate of Incorporation and the By-Laws of the Company or applicable constituent documents of any other entity and until such time as he resigns or is removed from his position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to





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any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Letter Agreement to continue Indemnitee in any such position.

                 Section 3.       Indemnification.

                 (a) The Company shall indemnify Indemnitee against Expenses and Liabilities in connection with any Proceeding arising from the fact that the Indemnitee serves or served in an Indemnifiable Capacity to the fullest extent permitted by applicable law, the Certificate of Incorporation or By-Laws of the Company in effect on the date hereof or as such law, Certificate of Incorporation or By-Laws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law, the Certificate of Incorporation or the By-Laws permitted the Company to provide before such amendment). The rights to indemnification provided in the Certificate of Incorporation or By-Laws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company and shall be enforceable as a contract right. Without diminishing the scope of the indemnification provided by this Section 3, the Company shall indemnify Indemnitee whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Company, because he serves or served in an Indemnifiable Capacity or because of anything done or not done by him in such Indemnifiable Capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, including the costs of any investigation, defense, settlement or appeal, except that no indemnification shall be made with respect to any claim, issue or matter if Indemnitee was finally adjudged to be liable to the Company by a court of competent jurisdiction due to his gross negligence or willful misconduct unless and to the extent that a Delaware Court of Chancery or the court in which the action was heard determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper. Further, no indemnification shall be made for the accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Letter Agreement shall include those rights set forth or referenced in Sections 4, 6, 8, 9, 12 and 14 below.

                 (b) Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate the foregoing indemnity.

                 Section 4.       Advancement of Expenses.

                 (a) All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Company to him within thirty (30) days after the Company's receipt of a written request for an advance of Expenses, whether prior to or after final disposition of





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a Proceeding (except to the extent that there has been a Final Adverse
Determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. If required by law at the time of such advance, Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Letter Agreement.

                 (b) In the event that any person (including, without limitation, the Company) challenges the reasonableness of any Expenses for which Indemnitee requests an advance, an affidavit provided to the Company by Independent Legal Counsel certifying that, in the view of such Independent Legal Counsel, the Expenses in question were reasonably incurred shall finally and conclusively (but not exclusively) establish the reasonableness of such Expenses for purposes of determining Indemnitee's entitlement to advancement of such Expenses, but not for purposes of later determining Indemnitee's entitlement to indemnification pursuant to this Letter Agreement at the conclusion of the underlying action.

                 Section 5.       Limitations.

                 (a) The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Company may maintain for Indemnitee's benefit, or otherwise.

                 (b) In the event of payment under this Letter Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall take such actions as may be reasonably necessary to secure such rights, including the execution and delivery of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                 Section 6. Insurance and Funding. The Company may purchase and maintain insurance to protect itself and/or Indemnitee against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by applicable laws. The Company may create a trust fund, grant an interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Letter Agreement. The Company shall not be required to maintain such insurance if such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors of the Company, or any appropriate committee thereof, which shall be conclusively established by such determination by the Board of Directors of the Company or such appropriate committee thereof, either
(i) the premium cost for such insurance is significantly disproportionate to the amount of coverage thereunder or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.





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                 Section 7.       Procedure for Determination of Entitlement to
Indemnification.

                 (a) Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Letter Agreement, Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit his claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The President or the Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after the Company's receipt of his written request for such indemnification; if no determination has been made in such 60-day period, the Company shall be deemed to have approved the request, in the absence of (i) a knowing or intentional misrepresentation of or knowing or intentional failure to disclose a material fact by Indemnitee or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by the law of the State of Delaware.

                 (b) Indemnitee's entitlement to indemnification under this Letter Agreement shall be determined in one of the following ways:

                 (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors;

                 (ii)     by written opinion of Independent Legal Counsel, if:
         (A) a Change of Control shall have occurred and Indemnitee so requests, (B) there are no Disinterested Directors, or (C) a majority of Disinterested Directors (even though less than a quorum of the Board of Directors) so directs;

                 (iii) by the stockholders of the Company, but only if a majority of the Disinterested Directors (even though less than a quorum of the Board of Directors) presents the issue of entitlement to indemnification to the stockholders for their determination; or

                 (iv)     as provided in Section 7(a) above.

                 Section 8. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee serves in an Indemnifiable Capacity, and shall continue following such period during any period that Indemnitee shall be subject to any Proceeding, any appeal in any such Proceeding, or any inquiry or





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investigation that could lead to any such Proceeding, by reason of the fact that Indemnitee served in an Indemnifiable Capacity (the "Indemnification Period").

                 Section 9. Fees and Expenses of Independent Legal Counsel. The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of the reasonableness of Expenses pursuant to Section 4(b) of this Letter Agreement or Indemnitee's entitlement to indemnification pursuant to Section 7 of this Letter Agreement, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by it arising out of or relating to this Letter Agreement or its engagement pursuant hereto.

                 Section 10.      Remedies of Indemnitee.

                 (a)      In the event that (i) a determination pursuant to
Section 7 hereof is made that Indemnitee is not entitled to indemnification,
(ii) advances of Expenses are not made pursuant to this Letter Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Letter Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Letter Agreement, Indemnitee shall be entitled to seek an adjudication of his rights, at his sole option, either in (i) any court of competent jurisdiction or (ii) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or arbitration.

                 (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to
Section 7 hereof, the decision in the judicial proceeding provided in paragraph
(a) of this Section 10 shall be made de novo and Indemnitee shall not be prejudiced by reason of determination that he is not entitled to indemnification.

                 (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 7 hereof or otherwise pursuant to the terms of this Letter Agreement, the Company shall be bound by such determination in the absence of (i) a knowing or intentional misrepresentation of or a knowing or intentional failure to disclose a material fact by Indemnitee or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by the law of the State of Delaware.

                 (d) In any court proceeding pursuant to this Section 10, the Company shall be precluded from asserting that the procedures of this Letter Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court that the Company is bound by all the provisions of this Letter Agreement and is precluded from making any assertion to the contrary.

                 (e)      In that the event that Indemnitee, pursuant to this
Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for





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breach of, this Letter Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, all such expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be paid by the Company.

                 Section 11. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Letter Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Letter Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

                 Section 12. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Company's rights. If such omission does prejudice the Company's rights, the Company will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Letter Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                 (a) The Company will be entitled to participate therein at its own expense; and

                 (b) The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Letter Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

                 (i) The employment of counsel by Indemnitee has been authorized by the Company;

                 (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee;





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                 (iii)    The Company shall not in fact have employed counsel
to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

                 (c) The Company shall not be liable to indemnify Indemnitee under this Letter Agreement for any amounts paid in settlement of any proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement.

                 Section 13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

                 (a)      If to Indemnitee, to:


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                 (b)      If to the Company, to:

                          LCC International, Inc.
                          Arlington Courthouse II
                          2300 Clarendon Blvd., Suite 800
                          Arlington, VA  22201
                          Attention:     General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                 Section 14. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation or By-Laws or any agreements, vote of members, resolution of the Board of Directors of the Company or otherwise.





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                 Section 15.      Binding Effect, Duration and Scope of
Agreement. This Letter Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Letter Agreement shall continue in effect during the Indemnification Period (as defined in Section 8 hereof), regardless of whether Indemnitee continues to serve in an Indemnifiable Capacity.

                 Section 16. Severability. If any provision or provisions of this Letter Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever the validity, legality and enforceability of the remaining provisions of this Letter Agreement shall not in any way be affected or impaired thereby and to the fullest extent legally possible, the provisions of this Letter Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

                 Section 17. Governing Law and Interpretation of Agreement. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between residents of the State of Delaware entered into and to be performed entirely within the State of Delaware. If the laws of the State of Delaware are hereafter amended to permit the Company to provide broader indemnification rights than said laws permitted the Company to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Letter Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended.

                 Section 18. Consent to Jurisdiction. The Company and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or related to this Letter Agreement.

                 Section 19. Entire Agreement. This Letter Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Letter Agreement, except as specifically referred to herein or as provided in Section 14 hereof.

                 Section 20. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.





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                 If the foregoing is acceptable to you, please execute and
return to me a copy of this Letter Agreement.

                            Very truly yours,

                            LCC INTERNATIONAL, INC.

                            By:
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                            Name:
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                            Title:
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Agreed and Accepted this ___ day of ______________, 1996


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